Exhibit 10.9

Execution Version

AMENDMENT NO. 8, dated as of May 13, 2020 (this “Amendment No. 8”), to the First Lien Credit Agreement dated as of May 6, 2014 (as amended and restated by that certain Amendment No. 5 dated as of May 18, 2018, as amended by that certain Amendment No. 6 dated as of February 18, 2020, as amended by that certain Amendment No. 7 dated as of April 2, 2020 and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among WME IMG HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), WME IMG, LLC, a Delaware limited liability company (“Intermediate Holdings”), WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC, a Delaware limited liability company (“William Morris”), IMG WORLDWIDE HOLDINGS, LLC, a Delaware limited liability company (“IMG Worldwide” and, together with William Morris, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Swingline Lender and Issuing Bank.

RECITALS

WHEREAS, pursuant to Section 2.20 of the Credit Agreement and the definition of Incremental Cap, the Borrowers may establish Incremental Term Loans by, among other things, entering into one or more Incremental Facility Amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Lender agreeing to provide such Incremental Term Loans (each such Additional Lender agreeing to provide Term B-2 Loans (as defined below) and any assignees thereof are referred to herein as “Term B-2 Lenders”).

WHEREAS, the Borrowers have requested a borrowing of Incremental Term Loans in an aggregate principal amount of $260,000,000 (the “Term B-2 Loans”, and the commitments of the Term B-2 Lenders in respect thereof, the “Term B-2 Commitments”) under the Credit Agreement, which will be a separate Class from the Term B-1 Loans (as defined in the Credit Agreement) and the proceeds of which will be used for any purposes not prohibited by the Loan Documents.

WHEREAS, the initial Term B-2 Lenders party hereto have agreed to make the Term B-2 Loans on the terms and conditions set forth herein.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, Intermediate Holdings, the Borrowers, the initial Term B-2 Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I.

Incremental Term Facility Amendment.

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment No. 8.

SECTION 1.02. Term B-2 Commitments. (a) Subject to the terms and conditions set forth herein, on the Amendment No. 8 Effective Date (as defined below), each initial Term B-2 Lender party hereto agrees (i) that it shall be considered a Lender and a Term Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to fund Term B-2 Loans in an aggregate principal amount not to exceed the amount set forth opposite such Term B-2 Lender’s name on Schedule A hereto.

(b) The Term B-2 Loans shall constitute a separate Class of Term Loans from the Term B-1 Loans for all purposes under the Credit Agreement. The aggregate amount of the Term B-2 Loans made under this Amendment No. 8 shall be $260,000,000. The Borrowers shall use the proceeds of the Term B-2 Loans as set forth in the recitals to this Amendment No. 8.

(c) The initial Term B-2 Lenders, by delivering their signature pages to this Amendment No. 8 and funding Term B-2 Loans on the Amendment No. 8 Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent and the Term B-2 Lenders on the Amendment No. 8 Effective Date.

(d) Pursuant to Section 2.20 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Amendment No. 8 Effective Date, for all purposes of the Loan Documents, (i) the Term B-2 Commitments shall constitute “Term Commitments”, (ii) the Term B-2 Loans shall constitute “Incremental Term Loans” and “Term Loans” and (iii) each Term B-2 Lender shall constitute an “Additional Lender”, a “Term Lender” and a “Lender” (if such Term B-2 Lenders are not already Term Lenders or Lenders prior to the effectiveness of this Amendment No. 8) and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of a Term B-2 Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment No. 8, the Administrative Agent will record the Term B-2 Loans as being a new Class of Term Loans and a separate Class of Term Loans from the Term B-1 Loans.

SECTION 1.03. Amendment of Credit Agreement. Effective as of the Amendment No. 8 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Amendment No. 8” means Amendment No. 8 to this Agreement, dated as of May 13, 2020, among Holdings, Intermediate Holdings, the Borrowers, the Term B-2 Lenders party thereto and the Administrative Agent.

“Amendment No. 8 Effective Date” has the meaning assigned thereto in Amendment No. 8.

“Amendment No. 8 Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of May 13, 2020, among Holdings, Intermediate Holding, each Borrower, each of the Subsidiary Loan Parties, the Collateral Agent and the Administrative Agent.

“Make-Whole Premium” is equal to (A) the difference between (1) the aggregate amount of interest (assuming all interest is payable in cash) that would have otherwise been payable from the date of prepayment through the second anniversary of the Amendment No. 8 Effective Date on the prepaid principal amount, minus (2) the aggregate amount of interest (assuming all interest is payable in cash) that would have been earned if the prepaid principal amount were reinvested for the period from the date of prepayment through the second anniversary of the Amendment No. 8 Effective Date at the Treasury Rate plus (B) an amount equal to the Prepayment Premium that would otherwise be payable as if such prepayment had occurred on the day after the second anniversary of the Amendment No. 8 Effective Date.

“Required Term B-2 Lenders” means, at any time, Lenders having Term B-2 Loans representing more than 50% of the aggregate outstanding Term B-2 Loans at such time; provided that (a) the Term B-2 Loans of the Borrowers or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term B-2 Loans of each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Term B-2 Lenders.

“Term B-2 Commitment” has the meaning assigned thereto in Amendment No. 8.

“Term B-2 Lenders” has the meaning assigned thereto in Amendment No. 8.

“Term B-2 Loan” has the meaning assigned thereto in Amendment No. 8.

“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date three (3) Business Days prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of no greater than the period of remaining months until the second anniversary of the Amendment No. 8 Effective Date.

(b) The definition of “Adjusted LIBO Rate” is hereby amended by inserting the following text immediately before the end of such definition:

“; provided that, in the case of Term B-2 Loans, if the Adjusted LIBOR Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.”

(c) The last sentence of “Alternate Base Rate” is hereby amended by replacing it in its entirety with the following:

“For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.00% (or, for the purpose of calculating interest on Term B-2 Loans, 2.00%), such rate shall be deemed to be 1.00% for purposes of this Agreement (or, for the purpose of calculating interest on Term B-2 Loans, 2.00%).”

(d) The definition of “Applicable Rate” is hereby amended as follows:

(i) Clause (a) of such definition is hereby amended by replacing the text “Term Loan” appearing in such clause with the text “Term B-1 Loan or 2020 Additional Term B Loan”;

(ii) The word “and” appearing immediately before clause (b) of such definition is hereby replaced with a comma; and

(iii) The following text is hereby added immediately before the semicolon appearing at the end of clause (b) of such definition:

“and (c) with respect to any Term B-2 Loan, (i) 7.50% per annum, in the case of an ABR Loan, or (ii) 8.50% per annum, in the case of a Eurocurrency Loan”

(e) The definition of “Loan Documents” is hereby amended by replacing it in its entirety with the following:

‘“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the Intercreditor Agreements, the other Security Documents, Amendment No. 5, the Reaffirmation Agreement, Amendment No. 6, the Amendment No. 6 Reaffirmation Agreement, Amendment No. 7, Amendment No. 8, the Amendment No. 8 Reaffirmation Agreement and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).”

(f) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Commitment” means, (i) with respect to each Term Lender, its Term B-1 Loan Commitment, Additional Term B-1 Commitment or Incremental Term B-1 Commitment, if any, (ii) with respect to each 2020 Additional Term B Lender, its 2020 Additional Term B Commitment and (iii) with respect to each Term B-2 Lender, its Term B-2 Commitment.”

(g) The definition of “Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

‘“Term Loan” means (a) prior to the Amendment No. 8 Effective Date, the Term B-1 Loans and the 2020 Additional Term B Loans and (b) on or after the Amendment No. 8 Effective Date, the Term B-1 Loans, the 2020 Additional Term B Loans and the Term B-2 Loans.”

(h) The first sentence of Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, (a) and subject to the terms and conditions set forth in Amendment No. 6, each 2020 Additional Term B Lender agrees to make a 2020 Additional Term B Loan to the Borrowers on the Amendment No. 6 Effective Date denominated in dollars in a principal amount not exceeding its 2020 Additional Term B Commitment, (b) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (c) and subject to the terms and conditions set forth in Amendment No. 8, each Term B-2 Lender agrees to make a Term B-2 Loan to the Borrowers on the Amendment No. 8 Effective Date denominated in dollars in a principal amount not exceeding its Term B-2 Commitment.”

(i) Clauses (a) and (b) of Section 2.10 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(a) Subject to adjustment pursuant to paragraph (c) of this Section 2.10, the Borrowers shall repay Term Loan Borrowings (i) in respect of Term B-1 Loans and 2020 Additional Term B Loans on the last Business Day of each March, June, September and December (commencing on March 31, 2020) in the principal amount of Term B-1 Loans and 2020 Additional Term B Loans equal to (A) the aggregate outstanding principal amount of Term B-1 Loans and 2020 Additional Term B Loans immediately after closing on the Amendment No. 8 Effective Date multiplied by (B) 0.264657574% and (ii) in respect of Term B-2 Loans on the last Business Day of each March, June, September and December (commencing on June 30, 2020) in the principal amount of Term B-2 Loans equal to (i) the aggregate outstanding principal amount of Term B-2 Loans immediately after closing on the Amendment No. 8 Effective Date multiplied by (ii) 0.25%.”

“(b) To the extent not previously paid, all Term B-1 Loans, 2020 Additional Term B Loans and Term B-2 Loans shall be due and payable on the Term Maturity Date.”

(j) Section 2.11(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject to the immediately succeeding proviso); provided that in the event that, on or prior to the fourth anniversary of the Amendment No. 8 Effective Date, the Borrowers make any prepayment of Term B-2 Loans pursuant to (A) this Section 2.11(a)(i), (B) clause (b) of the definition of “Prepayment Event”, or (C) any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B-2 Loans, then, in each case, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the Term B-2 Lenders, (x) if such prepayment is made prior to the second anniversary of the Amendment No. 8 Effective Date, a prepayment premium in an amount equal the Make-Whole Premium on such Term B-2 Loans, (y) if such prepayment is made on or after the second anniversary of the Amendment No. 8 Effective Date but prior to the third anniversary of the Amendment No. 8 Effective Date, a prepayment premium of 3.00% of the principal amount of the Term B-2 Loans being prepaid and (z) if such prepayment is made on or after the third anniversary of the Amendment No. 8 Effective Date but prior to the fourth anniversary of the Amendment No. 8 Effective Date, a prepayment premium of 2.00% of the principal amount of the Term B-2 Loans being prepaid (clauses (x), (y) and (z), collectively, the “Prepayment Premium”).”

(k) Section 2.11(c) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“In the case of any such prepayment due to an event described in clause (b) of the definition of “Prepayment Event”, the prepayment amount with respect to Term B-2 Loans shall include the Prepayment Premium.”

(l) The proviso to the last sentence of Section 2.14(d) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

“provided that, if such alternate rate of interest shall be less than 0.00% (or, for the purpose of calculating interest on Term B-2 Loans, 1.00%), such rate shall be deemed to be 0.00% for the purposes of this Agreement (or, for the purpose of calculating interest on Term B-2 Loans, 1.00%).

(m) Section 2.20(b) of the Credit Agreement is hereby amended by:

(i) Restating the first proviso to clause (E) thereof in its entirety as follows:

“provided that, with respect to any Incremental Term Loans or Incremental Equivalent Debt in the form of term loans, notes, bonds or debentures incurred after the Amendment No. 8 Effective Date and prior to the first anniversary thereof, in the event that the Applicable Rates for any Incremental Term Loan are greater than the Applicable Rates for the Term B-2 Loans by more than 0.50% per annum, then the Applicable Rates for the Term B-2 Loans shall be increased to the extent necessary so that the Applicable Rates for the Term B-2 Loans are equal to the Applicable Rates for the Incremental Term Loans minus 0.50% per annum (the “MFN Protection”)”; and

(ii) Restating the penultimate sentence thereof with the following:

“Each Incremental Term Loan may otherwise have terms and conditions different from those of the Term Loans or Revolving Loans, as applicable; provided, that the MFN Protection may be waived at any time with the consent of the Required Term B-2 Lenders.”

(n) Section 3.17 of the Credit Agreement is hereby amended by adding the following sentence to the end of the Section:

“The Borrowers will use the proceeds of the Term B-2 Loans made on the Amendment No. 8 Effective Date for general corporate purposes.”

(o) The last sentence of Section 5.10 of the Credit Agreement is hereby amended by adding the text “and the Term B-2 Loans” after the text “including the 2020 Additional Term B Loans”.

(p) Section 6.01(a) of the Credit Agreement is hereby amended by restating clause (xxiii)(A) thereof in its entirety as follows:

“(A) Indebtedness of Intermediate Holdings, any Borrower or any Subsidiary Loan Party issued in lieu of Incremental Facilities consisting of (i) secured or unsecured bonds, notes or debentures (which bonds, notes or debentures, if secured, may be secured either by Liens having equal priority with the Liens on the Collateral securing the Secured Obligations (but without regard to control of remedies) or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or (ii) secured or unsecured loans (which bonds, notes, debentures or loans under this clause (xxiii), if secured by Liens having an equal priority relative to the Liens on the Collateral securing the Secured Obligations, shall be subject to the MFN Protection); provided that (i) the aggregate outstanding principal amount of all such Indebtedness issued pursuant to this clause shall not exceed at the time of incurrence thereof the Incremental Cap (ii) such Indebtedness shall be considered

Consolidated First Lien Debt for purposes of this clause and Section 2.20, (iii) such Indebtedness complies with the Required Additional Debt Terms and (iv) the condition set forth in the proviso in Section 2.02(a) shall have been complied with as if such Indebtedness was an Incremental Facility”

SECTION 1.04. Amendment Effectiveness. Sections 1.02 and 1.03 of this Amendment No. 8 shall become effective as of the first date (the “Amendment No. 8 Effective Date”) on which the following conditions have been satisfied or waived:

(a) JPMorgan Chase Bank, N.A. (the “Arranger”) (or their counsel) and the Administrate Agent shall have received from (i) the Borrowers, (ii) Holdings, (iii) Intermediate Holdings, (iv) each Term B-2 Lender party hereto and (v) the Administrative Agent either (x) counterparts of this Amendment No. 8 signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment No. 8.

(b) The obligation of the Term B-2 Lenders party hereto to make Term B-2 Loans on the Amendment No. 8 Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Term B-2 Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment No. 8 Effective Date.

(ii) The Administrative Agent and the Term B-2 Lenders party hereto shall have received a certificate of a Responsible Officer of each of the Borrowers dated the Amendment No. 8 Effective Date, certifying compliance with clause (i) above.

(iii) The Administrative Agent and the Arranger shall have received a written opinion (addressed to the Administrative Agent and the Term B-2 Lenders party hereto and dated the Amendment No. 8 Effective Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties.

(iv) The Administrative Agent and the Arranger shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or, in lieu of a copy of any such Organizational Document, a representation that such Organizational Documents have not been amended since the Effective Date or, if later, since the date on which such Loan Party became a Loan Party), (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party (or, in lieu of a copy of any such signature and incumbency certificate, a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agent on the Effective Date or, if later, on the date on which such Loan Party became a Loan Party), (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment No. 8, and authorizing the execution, delivery and performance of this Amendment No. 8, certified as of the Amendment No. 8 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(v) The Administrative Agent shall have received a Borrowing Request in a form reasonably acceptable to the Administrative Agent requesting that the Term B-2 Lenders make the Term B-2 Loans to the Borrowers on the Amendment No. 8 Effective Date.

(vi) Each Loan Party shall have entered into the Amendment No. 8 Reaffirmation Agreement.

(vii) The Administrative Agent shall have received a customary certificate from a Financial Officer of Holdings certifying that Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment No. 8 to occur on the Amendment No. 8 Effective Date, Solvent.

(viii) The Administrative Agent and the Arranger shall have received all documentation at least three Business Days prior to the Amendment No. 8 Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Amendment No. 8 Effective Date and that the Administrative Agents or the Arranger have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act. Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

(ix) The Administrative Agent shall have received, for the account of each Term B-2 Lender, an upfront fee equal to 5.50% of the aggregate principal amount of the Term B-2 Loans to be made by the Term B-2 Lenders on the Amendment No. 8 Effective Date (which, at the election of the Administrative Agent, may take the form of original issue discount).

(c) The Administrative Agent and the Arranger shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment No. 8, including, to the extent invoiced at least two Business Days prior to the Amendment No. 8 Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger.

The Administrative Agent shall notify the Borrowers, the Term B-2 Lenders and the other Lenders of the Amendment No. 8 Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective and the obligations of the Term B-2 Lenders hereunder to make Term B-2 Loans will automatically terminate if each of the conditions set forth or referred to in Section 1.04 hereof has not been satisfied or waived at or prior to 5:00 p.m., New York City time, on May 13, 2020.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment No. 8, the Borrowers represent and warrant to each of the Lenders, including the Term B-2 Lenders, and the Administrative Agent that, as of the Amendment No. 8 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 8 Effective Date, this Amendment No. 8 has been duly authorized, executed and delivered by each of Holdings and each of the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the Amendment No. 8 Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment No. 8 on such date, true and correct in all material respects on and as of the Amendment No. 8 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment No. 8 and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Amendment No. 8 Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment No. 8 to occur on the Amendment No. 8 Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment No. 8 to occur on the Amendment No. 8 Effective Date, Solvent.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment No. 8 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment No. 8 and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 8 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment No. 8 shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the Amendment No. 8 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment No. 8 shall constitute an Incremental Facility Amendment entered into pursuant to Section 2.20 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment No. 8 shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment No. 8 to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment No. 8 and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for each of the Administrative Agent and the Arranger, respectively.

SECTION 2.05. Counterparts. This Amendment No. 8 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment No. 8 by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment No. 8 shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 2.06. Headings. The headings of this Amendment No. 8 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered by their officers as of the date first above written.

WME IMG HOLDINGS, LLC,
as Holdings

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

WME IMG, LLC,
as Intermediate Holdings

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

WILLIAM MORRIS ENDEAVOR
ENTERTAINMENT, LLC,
as a Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

IMG WORLDWIDE HOLDINGS, LLC,
as a Borrower

By:	/s/ Richard Miao
Name: Richard Miao
Title: Authorized Signatory

[Signature Page to Endeavor Amendment No. 8]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Term B-2 Lender

By:	/s/ INDERJEET ANEJA
Name: INDERJEET ANEJA
Title: EXECUTIVE DIRECTOR

[Signature Page to Endeavor Amendment No. 8]

Schedule A

Term B-2 Lender	Term B-2 Commitment
JPMorgan Chase Bank, N.A.	$260,000,000.00

Total	$260,000,000.00